Joint Filer Information

Names:	Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations International Master Fund, L.P.,

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Loxo Oncology, Inc. [LOXO]

Date of Event Requiring Statement:	July 31, 2014

The undersigned, Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P. , Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Loxo Oncology, Inc.

Signatures:

DEERFIELD MGMT, L.P.

By:  J.E. Flynn Capital, LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital, LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital LLC, General Partner

By:   /s/ Jonathan Isler
        Jonathan Isler, Attorney-In-Fact